Exhibit 10.15(l)

SECOND AMENDMENT

TO THE TRANSFER AND SERVICING AGREEMENT

This Second Amendment to the Transfer and Servicing Agreement (“Amendment”) is executed as of this 31st day of December, 2007, by and among COMPUCREDIT FUNDING CORP. III, a Nevada corporation, as Transferor (the “Transferor”), COMPUCREDIT CORPORATION, a Georgia corporation, as Servicer (the “Servicer”), COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, a Nevada business trust, as Issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, the Transferor, the Issuer, the Servicer and the Indenture Trustee executed the Transfer and Servicing Agreement, dated as of March 10, 2006, as amended by the First Amendment, dated as of December 12, 2007 (as amended, the “Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Agreement on the terms and conditions hereinafter set forth in accordance with the first sentence of Section 10.01(a) of the Agreement:

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendment of the Agreement

1. The following definitions are hereby amended by deleting each definition in its entirety and substituting the applicable definition in its place:

“Account” shall mean each (a) Initial Account, (b) Additional Account (but only from and after the Addition Date with respect thereto), (c) Related Account, and (d) Transferred Account, but shall exclude, after the applicable removal date, any Account all the Receivables in which are either: (i) Defaulted Receivables and assigned by the Issuer to the Transferor pursuant to Section 2.10, (ii) assigned by the Issuer to the Transferor pursuant to Section 2.05(c) or 2.06 or (iii) assigned by the Issuer to the Servicer pursuant to Section 3.03.

“Account Schedule” shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by bank identification number and by bank numbers and by account number and setting forth the aggregate amount of Principal Receivables outstanding in such Accounts as of (a) the Initial Cut-Off Date (for the Account Schedule delivered on the Initial Issuance Date), (b) as soon as practicable after the Determination Date immediately succeeding the related Monthly Period (for any Account Schedule relating to Automatic Additional Accounts), and (c) the Addition Cut-Off Date (for any Account Schedule relating to Supplemental Accounts).

2. Section 2.01(c) is hereby amended by deleting that paragraph in its entirety and substituting the following paragraph in its place:

Each Transferor shall authorize, record and file, at its own expense, financing statements (and amendments to financing statements when applicable) with respect to the Receivables and other Transferred Assets conveyed by such Transferor meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables and the other Transferred Assets to the Issuer, and deliver a file stamped copy of each such financing statement or other evidence of such filing (which can include telephonic confirmation) to the Owner Trustee on or prior to (A) the Initial Issuance Date, in the case of the Initial Accounts, (B) the Automatic Addition Termination Date, any Automatic Addition Suspension Date and any Restart Date, in the case of Automatic Additional Accounts, and (C) the applicable Addition Date, in the case of Supplemental Accounts and, in the case of amendments to financing statements, as soon as practicable after receipt thereof by the Transferor. The Owner Trustee shall be under no obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer and assignment.

3. Section 2.01(d) is hereby amended by deleting that paragraph in its entirety and substituting the following paragraph in its place:

Each Transferor shall, at its own expense, (i) on or prior to (A) the Initial Issuance Date, in the case of the Initial Accounts, (B) (x) the later of the date of creation of accounts and the date of designation of accounts, in the case of Automatic Additional Accounts and (y) any Automatic Addition Termination Date, any Automatic Addition Suspension Date, or any Restart Date, in the case of the Automatic Additional Accounts, and (C) the applicable Addition Date, in the case of Supplemental Accounts, indicate in its books and records (including the appropriate computer files) that Receivables and the other Transferred Assets have been conveyed to the Issuer pursuant to this Agreement and (ii) on or prior to each such date referred to in clause (i), deliver to the Issuer an Account Schedule (provided that such Account Schedule shall be provided in respect of Automatic Additional Accounts as soon as practicable after the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur), specifying for each such Account as of the Initial Cut-Off Date, Addition Cut-Off Date, Automatic Addition Termination Date, or Automatic Addition Suspension Date, as applicable, its account number, bank identification number, bank number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Once the books and records (including the appropriate computer files) referenced in clause (i) of this paragraph have been indicated with respect to any Account, each Transferor shall not alter such indication during the remaining term of this Agreement, other than pursuant to Section 2.10 with respect to Defaulted Receivables, unless and until (x) a Restart Date has occurred on which the Transferor resumes the inclusion of Automatic Additional Accounts as Accounts or (y) the Transferor shall have delivered to the Issuer and the Indenture Trustee at least thirty (30) days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Issuer in the Receivables and the other Transferred Assets to continue to be perfected and of first priority, and has delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to such effect.

4. Section 2.13 is hereby deleted from the Agreement.

5. The Exhibits to the Agreement are hereby amended by deleting Exhibit D.

SECTION 2. Miscellaneous

2.1 Ratification. As amended hereby, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.

2.2 Representation and Warranty. Each of the parties hereto represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.3 Governing Law; Parties; Severability. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Whenever in this Amendment there is reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto If any one or more of the covenants, agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Amendment and shall in no way affect the validity or enforceability of the remaining provisions.

2.4 Effectiveness. This Amendment shall be effective as of the date first above written.

2.5 Counterparts. This Amendment may be executed in any number of counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

2.6 Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Transferor, the Servicer, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

COMPUCREDIT FUNDING CORP. III,
as Transferor

By:	/s/ Rebecca Howell
Name:	Rebecca Howell
Title:	Director

COMPUCREDIT CORPORATION, as Servicer

By:	/s/ William McCamey
Name:	William McCamey
Title:	Treasurer

COMPUCREDIT CREDIT CARD MASTER NOTE BUSINESS TRUST III, as Issuer

By:	WILMINGTON TRUST FSB,
not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:	/s/ John M. Beeson, Jr.
Name:	John M. Beeson, Jr.
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President